CALCULATION OF FILING FEE TABLES

Form S-8
(Form Type)

Envista Holdings Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	94,000	$19.20	$1,804,800.00	0.0001476	$266.39
Debt	Deferred Compensation Obligation	Rule 457(h)	$16,300,000.00	100%	$16,300,000.00	0.0001476	$2,405.88
Total Offering Amounts					$18,104,800.00		$2,672.27
Total Fee Offsets							$—
Net Fee Due							$2,672.27

(1)    Represents an additional 94,000 shares of common stock to be issued pursuant to the Envista Holdings Corporation Deferred Compensation Plan (the "Deferred Compensation Plan"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Envista Holdings Corporation that become issuable under the Envista Holdings Corporation Deferred Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock of Envista Holdings Corporation. Additionally the deferred compensation obligations include general unsecured obligations of the Company to pay up to $16,300,000 of deferred compensation from time to time in the future in accordance with the terms of the Deferred Compensation Plan.
(2)    Pursuant to paragraphs (c) and (h) of Rule 457, the proposed maximum offering price per share has been computed based on the average of the high and low sale prices of the registrant’s common stock reported on the New York Stock Exchange on September 16, 2024. Solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, the amount of deferred compensation obligations registered is based on an estimate for the amount of compensation participants may defer under the Deferred Compensation Plan.